UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

HASHINGSPACE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190726	30-0780061
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

 P.O. Box 7229, Scarborough, ME  04070-7229
(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 482-9585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

♦ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

♦ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

♦ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

♦ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 3, 2016, the Board of Directors of HashingSpace Corporation (“the Company”) appointed Philip Rogers as the Company’s Chief Executive Officer.

Philip Rogers, 40, Chief Executive Officer.  Concurrently and since 2011, Mr. Rogers has been the Chief Information Officer for Protocol Networks, a privately held IT Strategy and Change organization servicing mid-size companies in New England (protocolnetworks.com), and he will continue to operate in both capacities.  In his role at Protocol Networks, Mr. Rogers advises clients on development of IT strategy, cost reduction, data analysis, and regulatory compliance. Prior thereto, Mr. Rogers was with the Royal Bank of Scotland (“RBS”), where he was the first Head of Service Protection for the Americas. Before his 5 years with RBS, He had previously been Manager of Network Performance at Sprint/Nextel and Manager for the Network Operations Center for AOL during the years of their rapid growth.  Mr. Rogers earned a Bachelor’s of Information Technology from American Intercontinental University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016	HASHINGSPACE CORPORATION

	By:	/s/ Philip Rogers
Name: Philip Rogers
Title: Chief Executive Officer